                               POWER OF ATTORNEY

     The undersigned as a Section 16 reporting person of Matterport, Inc. or
Gores Holdings VI, Inc. (each, the "Company"), hereby constitutes and appoints
James D. Fay, Judi Otteson and Kate Horricks, and each of them, the undersigned's true and lawful attorneyinfact to:

(I)  execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms
     3, 4, and 5 in accordance with Section 16(a) of the Exchange Act;

(2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form
     3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

(3)  seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneyinfact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneyinfact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneyinfact may approve in such attorneyinfact's discretion.

     The undersigned hereby grants to each such attorneyinfact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneyinfact, or such attorneyinfact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneysinfact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned further acknowledges and agrees that the attorney-in-fact and the Company are relying on written and oral information provided by the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing. The attorney-in-fact and the Company are not responsible for any errors or omissions in such filings. The attorney-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section I6(b).

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company and the foregoing attomeysinfact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this June 29, 2021.

                         /s/ Peter Hebert
                         ---------------------
                         Name: Peter Hebert